                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    _______________________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 31, 1997
                                                        ----------------


                             CORECOMM INCORPORATED
--------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


           Delaware                     0-19869                  13-3927257
--------------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)          Identification No.)


110 East 59th Street, New York, New York                           10022
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's Telephone Number, including area code        (212) 223-4963
                                                   --------------------------


                 Cellular Communications of Puerto Rico, Inc.
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.
------   ------------

     On January 31, 1997, the Company announced the completion of the private placement of $200 million of 10% Senior Subordinated Notes due 2007 (the "Notes") by its wholly-owned operating subsidiary, CCPR Services, Inc.

     The restructuring that had previously been announced was also completed, under which CoreComm Incorporated became a holding company for CCPR. As a result each share of the CCPR's common stock automatically became a share of CoreComm common stock on a one for one basis. The CoreComm common stock has the same rights and powers as CCPR's common stock. On Monday, February 3, 1997, CoreComm will commence trading on the Nasdaq National Market under the ticker symbol "COMM". There is no need to exchange CCPR share certificates for new CoreComm share certificates.

    The restructured companies intend to pursue business opportunities both inside and outside of Puerto Rico and the U.S. Virgin Islands.

     A copy of the press release issued by the Company announcing the above is attached hereto as an exhibit and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits
------   ---------------------------------

     Exhibits

     99(a)  Press Release issued January 31, 1997.

     99(b)  Letter to the Company's shareholders dated January 31, 1997

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                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



               CORECOMM INCORPORATED
                    (Registrant)


               By: /s/ Richard J. Lubasch
               ----------------------------------------------------------------
               Name:   Richard J. Lubasch
               Title:  Senior Vice President-General Counsel
                       & Secretary


Dated: January 31, 1997

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                                 EXHIBIT INDEX
                                 -------------


Exhibit                                                      Page
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     99(a)  Press Release issued January 31, 1997.

     99(b)  Letter to the Company's shareholders dated
            January 31, 1997